TENTH AMENDMENT TO THE
FOURTH AMENDED AND RESTATED AGREEMENT OF
LIMITED PARTNERSHIP OF AIMCO PROPERTIES, L.P.
This TENTH AMENDMENT TO THE FOURTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF AIMCO PROPERTIES, L.P., dated as of January 31, 2017 (this “Amendment”), is being executed by AIMCO-GP, Inc., a Delaware corporation (the “General Partner”), as the general partner of AIMCO Properties, L.P., a Delaware limited partnership (the “Partnership”), pursuant to the authority conferred on the General Partner by the Fourth Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of July 29, 1994 and restated as of February 28, 2007, as amended and/or supplemented from time to time (including all the exhibits thereto, the “Agreement”). Capitalized terms used, but not otherwise defined herein, shall have the respective meanings ascribed thereto in the Agreement.
WHEREAS, the General Partner desires to amend the Agreement to provide for the issuance by the Partnership of Partnership Units designated as “LTIP Units.”
NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Amendment.
(a)    Subsection (b)(i) of the definition of “Gross Asset Value” in Article I of the Agreement is hereby amended to read in its entirety as follows:
“(i)    the acquisition of an interest in the Partnership (other than in connection with the execution of this Agreement but including, without limitation, acquisitions pursuant to Section 4.2 hereof or contributions or deemed contributions by the General Partner pursuant to Section 4.2 hereof) by a new or existing Partner in exchange for more than a de minimis Capital Contribution or in exchange for services provided to or for the benefit of the Partnership in a partner capacity or in anticipation of becoming a Partner, if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;”
(b)    The Agreement is hereby amended by the addition of a new exhibit, entitled “Exhibit BB,” in the form attached hereto, which shall be attached to and made a part of the Agreement.
2.Miscellaneous. Except as specifically amended hereby, the terms, covenants, provisions and conditions of the Agreement shall remain unmodified and continue in full force and effect and, except as amended hereby, all of the terms, covenants, provisions and conditions of the Agreement are hereby ratified and confirmed in all respects.

IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.
GENERAL PARTNER:
AIMCO-GP, INC.

By:	/s/ Paul Beldin Name: Paul Beldin Title: Executive Vice President and
Chief Financial Officer

EXHIBIT BB
PARTNERSHIP UNIT DESIGNATION OF
THE LTIP UNITS OF
AIMCO PROPERTIES, L.P.
1.Issuance and Designation.
A class of Partnership Units is hereby designated as “LTIP Units,” and the number of LTIP Units that may be issued is not limited by the Agreement. From time to time, the General Partner is authorized to issue LTIP Units to Persons providing services to or for the benefit of the Partnership for such consideration or for no consideration as the General Partner may determine to be appropriate and on such terms and conditions as shall be established by the General Partner, and admit such Persons as Limited Partners. LTIP Units may be issued in one or more classes, or one or more series of any such classes, bearing such relationship to one another as to allocations, distributions and other rights as the General Partner shall determine in its sole and absolute discretion subject to Delaware law and the Agreement. Except to the extent that a capital contribution is made with respect to an LTIP Unit, each LTIP Unit is intended to qualify as a profits interests in the Partnership within the meaning of the Code, the Regulations, and any published guidance by the Internal Revenue Service with respect thereto. A Person (other than an existing Partner) who is issued LTIP Units in exchange for no consideration shall be admitted to the Partnership as an additional Limited Partner upon the satisfactory completion of the requirements for admission of an Additional Limited Partner pursuant to Section 12.2.A(i) through (iii) of the Agreement.
2.    Definitions.
Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned thereto in the Agreement, as modified by this Partnership Unit Designation and the defined terms used herein. For purposes of this Partnership Unit Designation, the following terms shall have the respective meanings ascribed below:
“Adjustment Events” has the meaning set forth in Section 8 hereof.
“Agreement” shall mean the Agreement of Limited Partnership of the Partnership, as amended, supplemented or restated from time to time.
“Assignee” shall mean a Person to whom one or more LTIP Units have been Transferred in a manner permitted under the Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in Section 11.5 of the Agreement.
“Capital Account Limitation” has the meaning set forth in Section 7(b) hereof.
“Catch-Up Date” means, for any LTIP Unit that initially has a Sharing Percentage that is less than 100%, the date (if any) on which such Sharing Percentage increases to 100%.
“Catch-Up Year” means, for any LTIP Unit that initially has a Sharing Percentage that is less than 100%, the Fiscal Year in which its Catch-Up Date occurs; provided, however, that if the Catch-Up Date occurs after the end of any Fiscal Year but prior to the distribution of Available Cash for the fourth quarter of such Fiscal Year, the “Catch-Up Year” shall be such Fiscal Year.
“Constituent Person” has the meaning set forth in Section 7(f) hereof.
“Conversion Date” has the meaning set forth in Section 7(b) hereof.
“Conversion Notice” means a notice in the form attached hereto as Annex I.

“Conversion Right” has the meaning set forth in Section 7(a) hereof.
“Economic Capital Account Balance” means, with respect to a holder of LTIP Units, its Capital Account balance, plus the amount of its share of any Partner Minimum Gain or Partnership Minimum Gain, in either case, to the extent attributable to its ownership of LTIP Units.
“Effective Date” means January 31, 2017.
“Eligible Unit” means, as of the time any Liquidating Gain is available to be allocated to an LTIP Unit, an LTIP Unit to the extent, since the date of issuance of such LTIP Unit, such Liquidating Gain when aggregated with other Liquidating Gains realized since the date of issuance of such LTIP Unit exceeds Liquidating Losses realized since the date of issuance of such LTIP Unit.
“Equity Plan” means any stock or other equity-based compensation plan now or hereafter adopted by the Partnership or the Previous General Partner, including the Plan.
“Forced Conversion” has the meaning set forth in Section 7(c) hereof.
“Forced Conversion Notice” has the meaning set forth in Section 7(c) hereof.
“Liquidating Gains” means any net gain realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Partnership (including upon liquidation of the Partnership), including but not limited to Net Income realized in connection with an adjustment of Gross Asset Value of any Partnership asset pursuant to subsection (b) of the definition of “Gross Asset Value” in the Agreement.
“Liquidating Losses” means any net loss realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Partnership (including upon liquidation of the Partnership), including but not limited to Net Loss realized in connection with an adjustment of Gross Asset Value of any Partnership asset pursuant to subsection (b) of the definition of “Gross Asset Value” in the Agreement.
“LTIP Agreement” means a Vesting Agreement, the Plan or any applicable Equity Plan or other compensatory arrangement or incentive program pursuant to which LTIP Units are issued.
“LTIP Unit” shall mean a Partnership Unit with the designations, preferences and relative, participating, optional or other special rights, powers and duties as are set forth in this Partnership Unit Designation, and any LTIP Agreement applicable thereto.
“Market Value” shall mean, as of any determination date and with respect to any share of stock:
(i)if the shares are listed or admitted to trading on any securities exchange, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day, in either case as reported in the principal consolidated transaction reporting system;
(ii)    if the shares are not listed or admitted to trading on any securities exchange, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the General Partner; or
(iii)    if the shares are not listed or admitted to trading on any securities exchange, and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten (10) days prior to the date in question) for which prices have been so reported;

provided, however, that, if there are no bid and asked prices reported during the ten (10) days prior to the date in question, the Market Value of the shares shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate; provided, further, that the General Partner is authorized to adjust the market price for any trading day as may be necessary, in its judgment, to reflect an event that occurs at any time after such day that would unfairly distort the Market Value, including, without limitation, a stock dividend, split, subdivision, reverse stock split, or share combination.
“Partnership” shall mean AIMCO Properties, L.P., a Delaware limited partnership.
“Plan” means the Apartment Investment and Management Company 2015 Stock Award and Incentive Plan, as amended from time to time.
“Previous General Partner” shall mean Apartment Investment and Management Company, a Maryland corporation.
“Proposed Section 83 Safe Harbor Regulation” has the meaning set forth in Section 13 hereof.
“Redemption Threshold” means a threshold that will be met with respect to one or more LTIP Units if, when and to the extent such LTIP Units have satisfied the Capital Account Limitation.
“REIT Share Economic Target” means, as of any date, the Market Value of a REIT Share on such date, multiplied by the Adjustment Factor.
“Section 83 Safe Harbor” has the meaning set forth in Section 13 hereof.
“Sharing Percentage” means, with respect to any LTIP Unit, such percentage, if any, that is specified as such in the Vesting Agreement or other documentation pursuant to which such LTIP Unit was issued.
“Transaction” has the meaning set forth in Section 7(f) hereof.
“Unvested LTIP Units” has the meaning set forth in Section 3(a) hereof.
“Vested LTIP Units” has the meaning set forth in Section 3(a) hereof.
“Vesting Agreement” has the meaning set forth in Section 3(a) hereof.
3.    Vesting.
(a)    Vesting, Generally. LTIP Units may, in the sole discretion of the General Partner, be issued subject to vesting, forfeiture and additional restrictions on Transfer pursuant to the terms of an award, vesting or other similar agreement (a “Vesting Agreement”). The terms of any Vesting Agreement may be modified by the General Partner from time to time in its sole discretion, subject to any restrictions on amendment imposed by the relevant Vesting Agreement or by the Plan or any other Equity Plan, if applicable. LTIP Units that were fully vested when issued, or that have vested and are no longer subject to forfeiture under the terms of a Vesting Agreement, are referred to as “Vested LTIP Units”; all other LTIP Units are referred to as “Unvested LTIP Units.”
(b)    Forfeiture. Unless otherwise specified in the relevant LTIP Agreement, upon the occurrence of any event specified in such LTIP Agreement as resulting in either the right of the Partnership to repurchase LTIP Units at a specified purchase price or the forfeiture of any LTIP Units, if the Partnership exercises such right to repurchase or upon the occurrence of the event causing forfeiture in accordance with the applicable LTIP Agreement, then the relevant LTIP Units shall immediately, and without any further action, be treated as cancelled and no longer outstanding for any purpose. Unless otherwise specified in the applicable LTIP Agreement, no consideration or other payment shall be due with respect to any LTIP Units that have been forfeited, other than any distributions payable to holders of such LTIP Units as of a record date prior to the effective date of the forfeiture. Except as otherwise provided in the Agreement

(including without limitation Section 4(d) hereof) or any LTIP Agreement, in connection with the repurchase or forfeiture of any holder’s LTIP Units, the balance of such holder’s Capital Account that is attributable to such holder’s LTIP Units shall be reduced by the amount, if any, by which it exceeds the target balance contemplated by Section 4(c) hereof, calculated with respect to such holder’s remaining LTIP Units, if any.
4.    Allocations
(a)    General. Except as otherwise provided in the Agreement or the relevant LTIP Agreement, holders of LTIP Units shall be allocated Net Income, Net Loss and depreciation and amortization expenses of the Partnership in amounts per LTIP Unit equal to the respective amounts allocated per Partnership Common Unit; provided, however, that for any LTIP Unit that initially has a Sharing Percentage that is less than 100%, (i) until the Catch-Up Year (if any) for such LTIP Unit, the amounts so allocated with respect to such LTIP Unit shall be equal to the product of such Sharing Percentage and the amount that would otherwise be allocable with respect to such LTIP Unit pursuant to this Section 4(a), and (ii) in the Catch-Up Year (if any) for such LTIP Unit, the amounts so allocated with respect to such LTIP Unit shall be equal to the respective amounts allocated per Partnership Common Unit, multiplied by a fraction, the numerator of which is the aggregate amount of distributions paid with respect to such LTIP Unit during such year, and the denominator of which is the aggregate amount of distributions paid with respect to one Partnership Common Unit during such year. The allocations provided by the preceding sentence shall be subject to Section 6.3B of the Agreement and any special allocations required by Section 4(b) or Section 4(c) hereof. The General Partner is authorized in its discretion to delay or accelerate the participation of the LTIP Units in allocations of Net Income, Net Loss and depreciation and amortization expenses of the Partnership under this Section 4(a), or to adjust the allocations made under this Section 4(a), so that the ratio of (i) the total amount of Net Income, Net Loss and depreciation and amortization expenses of the Partnership allocated with respect to each LTIP Unit in any taxable year, to (ii) the total amount distributed with respect to that LTIP Unit for such taxable year, is more nearly equal to the ratio of (i) the Net Income, Net Loss and depreciation and amortization expenses of the Partnership allocated with respect to the Partnership Common Units for such taxable year, to (ii) the amounts distributed with respect to the Partnership Common Units for such taxable year.
(b)    Special Allocations with Respect to LTIP Units in a Catch-Up Year. In the Catch-Up Year (if any) for any LTIP Unit that initially has a Sharing Percentage that is less than 100%, (i) Net Income, Net Loss and depreciation and amortization expenses of the Partnership allocable under Article 6 of the Agreement to holders of Partnership Common Units shall be recomputed after giving effect to the special allocations with respect to such LTIP Unit under clause (ii) of this Section 4(b), and (ii) the holder of such LTIP Unit shall be specially allocated an amount of Net Income, Net Loss and depreciation and amortization expenses of the Partnership equal to the excess of (x) the respective cumulative amounts allocated per Partnership Common Unit during the period from the date of issuance of such LTIP Unit through the end of the Fiscal Year immediately prior to the Catch-Up Year, over (y) the respective cumulative amounts actually allocated with respect to such LTIP Unit during such period. Such special allocation shall be in addition to any amounts allocated to the holder of such LTIP Unit pursuant to Section 4(a).
(c)    Special Allocations of Liquidating Gains with Respect to LTIP Units. If Liquidating Gains are allocated under this Section 4(c), Net Income, Net Loss and depreciation and amortization expenses of the Partnership allocable under Article 6 of the Agreement to holders of Partnership Common Units shall be recomputed without regard to the Liquidating Gains so allocated. After giving effect to the special allocations set forth in Section 6.3.B of the Agreement and Section 4(d) hereof, and notwithstanding the provisions of Section 6.2 of the Agreement, any Liquidating Gains shall first be allocated to the holders of Eligible Units until the Economic Capital Account Balance of each such holder, to the extent attributable to such holder’s ownership of Eligible Units, is equal to (i) the REIT Share Economic Target, multiplied by (ii) the number of such holder’s Eligible Units. Except as otherwise provided in any LTIP Agreement, any such allocations shall be made among the holders of Eligible Units in proportion to the amounts required to be allocated to each under this Section 4(c). The parties agree that the intent of this Section 4(c) is to make the Capital Account balances of the holders of LTIP Units, to the extent attributable to their LTIP Units, economically equivalent (on a per-unit basis) to the Market Value of a REIT Share on the date as of which such special allocation pursuant to this Section 4(c) is being made, multiplied by the Conversion Factor, but only to the extent the Partnership has recognized cumulative net gains with respect to its assets since the issuance of the relevant LTIP Unit. The allocations set forth in this Section 4(c) shall be taken into account for determining the Capital Account of each Partner, including for purposes of Section 6.3.C of the Agreement.
(d)    Forfeiture Allocations. Upon a forfeiture of any Unvested LTIP Units by any Partner, gross items of income, gain, loss or deduction shall be allocated to such Partner if and to the extent required by final Regulations promulgated after the Effective Date to ensure that allocations made with respect to all unvested Partnership Interests are recognized under Code Section 704(b).
5.    Distributions.
(a)    Operating Distributions. Except as otherwise provided in the Agreement or the relevant LTIP Agreement, holders of LTIP Units shall be entitled to receive, if, when and as authorized by the General Partner out of funds or other property legally available for the payment of distributions, regular, special, extraordinary or other distributions (other than distributions upon or pursuant to the liquidation of the Partnership) which may be made from time to time, in an amount per LTIP Unit equal to the amount of any such distributions that would have been payable to such holders if the LTIP Units had been Partnership Common Units (if applicable, assuming such LTIP Units were held for the entire period to which such distributions relate); provided, that if any LTIP Unit has a Sharing Percentage then in effect that is less than 100%, the holder of such LTIP Unit will only be entitled to receive such distributions in an amount equal to the product of the Sharing Percentage for such LTIP Unit and the amount that would otherwise be distributable with respect to such LTIP Unit pursuant to this Section 5(a).
(b)    Liquidating Distributions. Each holder of LTIP Units shall also be entitled to receive, if, when and as authorized by the General Partner out of funds or other property legally available for the payment of distributions, distributions upon liquidation of the Partnership in an amount equal to the positive balance of such holder’s Capital Account as of the date of liquidation (after taking into account any allocations pursuant to the liquidation) to the extent attributable to the ownership of such LTIP Units as set forth in Section 13.2 of the Agreement.
(c)    Distributions Generally. Distributions on the LTIP Units, if authorized, shall be payable on such dates and in such manner as may be authorized by the General Partner. Absent a contrary determination by the General Partner, the payment and record dates for distributions on LTIP Units shall be the same as the payment and record dates for the corresponding distribution on the Partnership Common Units. A holder of LTIP Units will only be entitled to distributions with respect to an LTIP Unit as set forth in this Exhibit BB and, in making distributions pursuant to Section 5.1 of the Agreement, the General Partner of the Partnership shall take into account the provisions of this Section 5.
6.    Redemption.
Holders of LTIP Units shall not be entitled to the Redemption right provided for in Section 8.6 of the Agreement, unless, until and to the extent such LTIP Units have been converted into Partnership Common Units.
7.    Conversion to Partnership Common Units.
(a)    A holder of LTIP Units that is a Qualifying Party shall have the right (the “Conversion Right”), at such holder’s option, at any time to convert all or a portion of such holder’s Vested LTIP Units into Partnership Common Units, taking into account all adjustments (if any) made pursuant to Section 8 hereof; provided, however, that a Qualifying Party may not exercise the Conversion Right for less than one thousand (1,000) Vested LTIP Units or, if such Qualifying Party holds less than one thousand (1,000) Vested LTIP Units, all of the Vested LTIP Units held by such Qualifying Party that are not subject to the limitation on conversion under Section 7(b) hereof. Qualifying Parties shall not have the right to convert Unvested LTIP Units into Partnership Common Units until they become Vested LTIP Units; provided, however, that when a Qualifying Party is notified of the expected occurrence of an event that will cause his or her Unvested LTIP Units to become Vested LTIP Units, such Qualifying Party may give the Partnership a Conversion Notice conditioned upon and effective as of the time of vesting and such Conversion Notice, unless subsequently revoked by the Qualifying Party, shall be accepted by the Partnership subject to such condition. In all cases, the conversion of any LTIP Units into Partnership Common Units shall be subject to the conditions and procedures set forth in this Section 7.
(b)    A Qualifying Party may convert Vested LTIP Units into an equal number of Partnership Common Units, giving effect to all adjustments (if any) made pursuant to Section 8 hereof; provided, however, that in no event may a Qualifying Party convert a number of Vested LTIP Units that exceeds (x) the Economic Capital Account Balance of such Qualifying Party that is attributable to such Qualifying Party’s ownership of LTIP Units, divided by (y) the REIT Share Economic Target, in each case, determined as of a date on which satisfaction of the Redemption Threshold is being determined (the “Capital Account Limitation”). In order to exercise the Conversion Right, a Qualifying Party shall deliver a Conversion Notice to the Partnership not less than three (3) nor more than ten (10) days prior to the date of conversion (the “Conversion Date”) specified in such Conversion Notice; provided, however, that if the General Partner has not given to the Qualifying Party notice of a proposed or upcoming Transaction at least thirty (30) days prior to the effective date of such Transaction, then the Qualifying Party shall have the right to deliver a Conversion Notice until the earlier of (x) the tenth (10th) day after such notice from the General Partner of a Transaction or (y) the third (3rd) Business Day immediately preceding the effective date of such Transaction. A Conversion Notice shall be provided in the manner provided in Section 15.1 of the Agreement. Each Qualifying Party seeking to convert Vested LTIP Units covenants and agrees with the Partnership that all Vested LTIP Units to be converted pursuant to this Section 7 shall be free and clear of all liens. For purposes of the definition of “Twelve-Month Period” in the Agreement, any holder of LTIP Units that have been converted to Partnership Common Units shall be deemed to have acquired such Partnership Common Units when such LTIP Units were acquired. A holder of LTIP Units that is a Qualifying Party may deliver a Notice of Redemption pursuant to Section 8.6 of the Agreement relating to the Partnership Common Units to be received upon conversion of LTIP Units in advance of the Conversion Date; provided, however, that the Redemption of such Partnership Common Units shall not take place until on or after the Conversion Date. For clarity, it is noted that the objective of this paragraph is to enable a Qualifying Party that satisfies the Twelve-Month Period to effect a Redemption of the Partnership Common Units received upon conversion of Vested LTIP Units simultaneously with such conversion, with the further consequence that, if the Previous General Partner elects to assume the Partnership’s redemption obligation with respect to such Partnership Common Units under Section 8.6 of the Agreement by delivering to such Qualifying Party REIT Shares rather than cash, then such Qualifying Party can receive such REIT Shares simultaneously with the conversion of such Vested LTIP Units into Partnership Common Units. The General Partner shall cooperate with a Qualifying Party to coordinate the timing of the different events described in the foregoing sentence.
(c)    The Partnership, at any time at the election of the General Partner, may cause any number of Vested LTIP Units to be converted (a “Forced Conversion”) into an equal number of Partnership Common Units, giving effect to all adjustments (if any) made pursuant to Section 8 hereof; provided, however, that the Partnership may not cause a Forced Conversion of any LTIP Units that would not at the time be eligible for conversion at the option of the holder thereof pursuant to Section 7(b) hereof. In order to exercise its right of Forced Conversion, the Partnership shall deliver a written notice of such Forced Conversion (a “Forced Conversion Notice”) to the applicable holder of LTIP Units specifying the number of LTIP Units subject to the Forced Conversion, which notice shall be given not less than ten (10) nor more than sixty (60) days prior to the Conversion Date specified in such notice. A Forced Conversion Notice shall be provided in the manner provided in Section 15.1 of the Agreement.
(d)    A conversion of Vested LTIP Units for which the holder thereof has given a Conversion Notice, or the Partnership has given a Forced Conversion Notice, shall occur automatically after the close of business on the applicable Conversion Date without any action on the part of such holder of LTIP Units, as of which time such holder of LTIP Units shall be credited on the books and records of the Partnership as of the opening of business on the next day with the number of Partnership Common Units into which such LTIP Units were converted. After the conversion of LTIP Units as aforesaid, the Partnership shall deliver to such holder of LTIP Units, upon his or her written request, a certificate of the General Partner certifying the number of Partnership Common Units and remaining LTIP Units, if any, held by such person immediately after such conversion. The Assignee of any Limited Partner may exercise the rights of such Limited Partner pursuant to this Section 7 and such Limited Partner shall be bound by the exercise of such rights by the Assignee.

(e)    For purposes of making future allocations under Section 4(c) hereof and applying the Capital Account Limitation, if any LTIP Units are converted into Partnership Common Units, the portion of the Economic Capital Account Balance of the holder of such LTIP Units that is treated as attributable to such holder’s LTIP Units shall be reduced, as of the date of conversion, by the product of the number of LTIP Units converted and the REIT Share Economic Target, determined as of the relevant Conversion Date.
(f)    If the Partnership or the Previous General Partner shall be a party to any transaction (including without limitation a merger, consolidation, statutory exchange, sale of all or substantially all of the Partnership’s assets or other business combination or reorganization, but excluding any Adjustment Event, in each case, as a result of which Partnership Common Units shall be exchanged for or converted into the right, or the holders shall otherwise be entitled, to receive cash, securities or other property or any combination thereof (each of the foregoing being referred to herein as a “Transaction”)), then the General Partner shall, immediately prior to the Transaction, exercise its right to cause a Forced Conversion with respect to the maximum number of LTIP Units then eligible for conversion, taking into account any allocations that occur in connection with the Transaction or that would occur in connection with the Transaction if the assets of the Partnership were sold at the Transaction price or the portion thereof attributable to the Partnership, as determined by the General Partner in good faith, or if applicable, at a value for the Partnership assets determined by the General Partner in good faith using the value attributed to the Partnership Common Units in the context of the Transaction (in which case the Conversion Date shall be the effective date of the Transaction and the conversion shall occur immediately prior to the effectiveness of the Transaction). In anticipation of such Forced Conversion and the consummation of the Transaction, the Partnership shall use commercially reasonable efforts to cause each holder of LTIP Units to be afforded the right to receive in connection with such Transaction in consideration for the Partnership Common Units into which his or her LTIP Units will be converted the same kind and amount of cash, securities and other property (or any combination thereof) receivable upon the consummation of such Transaction by a holder of the same number of Partnership Common Units, assuming such holder is not a Person with which the Partnership consolidated or into which the Partnership merged or which merged into the Partnership or to which such sale or transfer was made, as the case may be (a “Constituent Person”), or an affiliate of a Constituent Person. In the event that holders of Partnership Common Units have the opportunity to elect the form or type of consideration to be received upon consummation of the Transaction, prior to such Transaction, the General Partner shall give prompt written notice to each holder of LTIP Units of such opportunity, and shall use commercially reasonable efforts to afford each holder of LTIP Units the right to elect, by written notice to the General Partner, the form or type of consideration to be received upon conversion of each LTIP Unit held by such holder into Partnership Common Units in connection with such Transaction. If a holder of LTIP Units fails to make such an election, such holder (and any of its transferees) shall receive upon conversion of each LTIP Unit held by him or her (or by any of his or her transferees) the same kind and amount of consideration that a holder of Partnership Common Units would receive if such holder of Partnership Common Units failed to make such an election. Subject to the rights of the Partnership and the General Partner under any LTIP Agreement, the Partnership shall use commercially reasonable efforts to cause the terms of any Transaction to be consistent with the provisions of this Section 7(f) and to enter into an agreement with the successor or acquiring entity, as the case may be, for the benefit of any holder of LTIP Units that will not be converted into Partnership Common Units in connection with the Transaction that will (i) contain provisions enabling the Qualifying Parties that remain outstanding after such Transaction to convert their LTIP Units into securities as comparable as reasonably possible under the circumstances to the Partnership Common Units and (ii) preserve as far as reasonably possible under the circumstances the distribution, special allocation, conversion, and other rights set forth in the Agreement, including this Exhibit BB, for the benefit of the holder of LTIP Units.
(g)    No conversion of LTIP Units into Partnership Common Units may be made by a Person if, based on the advice of the Partnership’s counsel or accounting firm, the Partnership believes there is a material risk that such conversion could (i) result in the Partnership’s being treated as an association taxable as a corporation, (ii) adversely affect the ability of the Previous General Partner to continue to qualify as a REIT or subject the Previous General Partner to any additional taxes under Section 857 or Section 4981 of the Code, or (iii) be effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code or cause the Partnership to fail to qualify for a safe harbor from such treatment which the Partnership desires to preserve.

8.    Adjustments.
The Partnership shall maintain at all times a one-to-one correspondence between LTIP Units and Partnership Common Units for conversion, distributions, allocations and other purposes, including without limitation complying with the following procedures; provided, that the foregoing is not intended to alter (a) differences as a result of a Sharing Percentage that is less than 100%, (b) the special allocations pursuant to Section 4 hereof, or (c) differences between distributions to be made with respect to LTIP Units and Partnership Common Units pursuant to Section 13.2 of the Agreement and Section 5(b) hereof in the event that the Capital Accounts attributable to the LTIP Units are less than those attributable to Partnership Common Units due to insufficient special allocations pursuant to Section 4(c) hereof or related provisions. If an Adjustment Event (as defined below) occurs, then the General Partner shall take any action reasonably necessary, including any amendment to the Agreement or update Exhibit A to the Agreement adjusting the number of outstanding LTIP Units or subdividing or combining outstanding LTIP Units, to maintain a one-for-one conversion and economic equivalence ratio between Partnership Common Units and LTIP Units. The following shall be “Adjustment Events”: (i) the Partnership makes a distribution on all outstanding Partnership Common Units in Partnership Units, (ii) the Partnership subdivides the outstanding Partnership Common Units into a greater number of units or combines the outstanding Partnership Common Units into a smaller number of units, or (iii) the Partnership issues any Partnership Units in exchange for its outstanding Partnership Common Units by way of a reclassification or recapitalization of its Partnership Common Units. If more than one Adjustment Event occurs, any adjustment to the LTIP Units need be made only once using a single formula that takes into account each and every Adjustment Event as if all Adjustment Events occurred simultaneously. For the avoidance of doubt, the following shall not be Adjustment Events: (x) the issuance of Partnership Units in a financing, reorganization, acquisition or other similar business transaction, (y) the issuance of Partnership Units pursuant to any employee benefit or compensation plan or distribution reinvestment plan, or (z) the issuance of any Partnership Units to the General Partner in respect of a capital contribution to the Partnership. If the Partnership takes an action affecting the Partnership Common Units other than actions specifically described above as “Adjustment Events,” and in the opinion of the General Partner such action would require an action to maintain the one-to-one correspondence described above, the General Partner shall have the right to take such action, to the extent permitted by law, the Plan and by any other applicable Equity Plan or other compensatory arrangement or incentive program pursuant to which LTIP Units are issued, in such manner and at such time as the General Partner, in its sole discretion, may determine to be reasonably appropriate under the circumstances. If an amendment is made to the Agreement adjusting the number of outstanding LTIP Units as herein provided, the Partnership shall promptly file in the books and records of the Partnership an officer’s certificate setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after the filing of such certificate, the Partnership shall mail a notice to each holder of LTIP Units setting forth the adjustment to his or her LTIP Units and the effective date of such adjustment. Any adjustment to the number of outstanding LTIP Units pursuant to this Section 8 shall be binding on the Partnership and every Limited Partner.
9.    Status of Reacquired Units.
All LTIP Units that have been issued and reacquired in any manner by the Partnership shall be deemed cancelled and no longer outstanding.
10.    General.
The General Partner shall amend Exhibit A to the Agreement from time to time to the extent necessary to reflect accurately the issuance of, and subsequent redemption, or any other event having an effect on the ownership of, the LTIP Units. Unless the General Partner determines otherwise, LTIP Units shall not be certificated.
11.    Voting Rights.
Limited Partners holding LTIP Units shall have the same voting rights as Limited Partners holding Partnership Common Units, with the LTIP Units voting together as a single class with the Partnership Common Units and having one vote per LTIP Unit, and holders of LTIP Units shall not be entitled to approve, vote on or consent to any other matter.

12.    Restrictions on Transfer.
Subject to the terms of any Vesting Agreement, LTIP Units are subject to the same restrictions on transfer, and the holders of LTIP Units shall be entitled to the same rights of transfer, as are applicable to Partnership Common Units as set forth in the Agreement.
13.    Section 83 Safe Harbor.
Each Partner authorizes the General Partner to elect to apply the safe harbor (the “Section 83 Safe Harbor”) set forth in proposed Regulations Section 1.83-3(l) and proposed Internal Revenue Service Revenue Procedure published in Notice 2005-43 (together, the “Proposed Section 83 Safe Harbor Regulation”) (under which the fair market value of a Partnership Interest that is Transferred in connection with the performance of services is treated as being equal to the liquidation value of the interest), or in similar Regulations or guidance, if such Proposed Section 83 Safe Harbor Regulation or similar Regulations are promulgated as final or temporary Regulations. If the General Partner determines that the Partnership should make such election, the General Partner is hereby authorized to amend the Agreement without the consent of any other Partner to provide that (i) the Partnership is authorized and directed to elect the Section 83 Safe Harbor, (ii) the Partnership and each of its Partners (including any Person to whom a Partnership Interest, including an LTIP Unit, is Transferred in connection with the performance of services) will comply with all requirements of the Section 83 Safe Harbor with respect to all Partnership Interests Transferred in connection with the performance of services while such election remains in effect, and (iii) the Partnership and each of its Partners will take all actions necessary, including providing the Partnership with any required information, to permit the Partnership to comply with the requirements set forth or referred to in the applicable Regulations for such election to be effective until such time (if any) as the General Partner determines, in its sole discretion, that the Partnership should terminate such election. The General Partner is further authorized to amend the Agreement to modify Article 6 of the Agreement to the extent the General Partner determines in its discretion that such modification is necessary or desirable as a result of the issuance of any applicable law, Regulations, notice or ruling relating to the tax treatment of the transfer of Partnership Interests in connection with the performance of services. Notwithstanding anything to the contrary in the Agreement, each Partner expressly confirms that it will be legally bound by any such amendment.

ANNEX I
TO EXHIBIT BB
NOTICE OF CONVERSION OF LTIP UNITS

To:	AIMCO Properties, L.P. c/o AIMCO-GP, Inc. 4582 South Ulster Street, Suite 1100 Denver, Colorado 80237 Attention: Investor Relations
The undersigned holder of LTIP Units hereby irrevocably elects to convert the number of LTIP Units in AIMCO Properties, L.P. (the “Partnership”) set forth below into Partnership Common Units in accordance with the terms of the Fourth Amended and Restated Agreement of Limited Partnership of AIMCO Properties, L.P., dated as of July 29, 1994, as it may be amended and supplemented from time to time (the “Agreement”). All capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed thereto in the Partnership Unit Designation of the LTIP Units. The undersigned hereby represents, warrants, and agrees that: (i) the undersigned holder of LTIP Units has, and at the Conversion Date will have, good, marketable and unencumbered title to such LTIP Units, free and clear of the rights or interests of any other person or entity; (ii) the undersigned holder of LTIP Units has, and at the Conversion Date will have, the full right, power and authority to convert such LTIP Units as provided herein; and (iii) the undersigned holder of LTIP Units has obtained the consent or approval of all persons and entities, if any, having the right to consent to or approve such conversion.
Name of Holder:
Dated:
Number of LTIP Units to be converted:
Conversion Date:

(Signature of Holder)

(Street Address)

(City)    (State)    (Zip Code)
Medallion Guarantee:
THE SIGNATURE SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS), WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM PURSUANT TO SEC RULE 17Ad-15.

BB-I-1